UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): July 22, 2005 (July 19, 2005)

                          THE GREAT ATLANTIC & PACIFIC
                               TEA COMPANY, INC.
             (Exact name of registrant as specified in its charter)

         Maryland                      1-4141                13-1890974
(State or other jurisdiction   (Commission File Number)     (IRS Employer
    of incorporation or                                  Identification No.)
       organization)

                 Two Paragon Drive, Montvale, New Jersey 07645
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 573-9700

                                      N/A
         (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c).

                    INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.        Entry into a Material Definitive Agreement.

                  On July 19, 2005, The Great Atlantic & Pacific Tea Company, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with A&P Luxembourg S.a.r.l., a wholly owned subsidiary of the Company ("Seller"), Metro Inc., a Quebec company, and 4296711 Canada Inc., a wholly owned subsidiary of Metro Inc. ("Purchaser"), to sell to Purchaser the outstanding capital stock of The Great Atlantic and Pacific Tea Company, Limited, a Canadian corporation and wholly owned subsidiary of Seller, for C$1.2 billion ($982 million) in cash and 18,076,645 Class A Subordinate Voting Shares of Metro Inc., subject to adjustment as provided in the Agreement. The Agreement contains customary representations, warranties, covenants and conditions to closing.

                  The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 2.1 to this report and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(c) Exhibits.
    --------

Exhibit 2.1 Stock Purchase Agreement, dated as of July 19, 2005, by and among The Great Atlantic & Pacific Tea Company, Inc., A&P Luxembourg S.a.r.l., Metro Inc. and 4296711 Canada Inc.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                 THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.


                                   By: /s/ Mitchell P. Goldstein
                                       -------------------------------
                                   Name:  Mitchell P. Goldstein
                                   Title: Executive Vice President, Chief
                                          Financial Officer and Secretary


Dated: July 22, 2005

                               INDEX TO EXHIBITS

Exhibit 2.1 Stock Purchase Agreement, dated as of July 19, 2005, by and among The Great Atlantic & Pacific Tea Company, Inc., A&P Luxembourg S.a.r.l., Metro Inc. and 4296711 Canada Inc.